CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of

Oppenheimer Corporate Bond Fund:

We consent to the use of our report dated September 26, 2018, with respect to the financial statements and financial highlights of Oppenheimer Corporate Bond Fund as of July 31, 2018, incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado

October 25, 2018